Exhibit 10.1



                                 AMENDMENT NO. 2
                                       TO
               REPAYABLE COOPERATIVE AGREEMENT NO. 93-AARC-1-0015
             (UNDER THE TERMS OF THIS AMENDMENT NOW RECLASSIFIED AS:
                  VENTURE CAPITAL AGREEMENT NO. 93-AARC-1-0015)
                                   BETWEEN THE
                         U.S. DEPARTMENT OF AGRICULTURE
             ALTERNATIVE AGRICULTURE RESEARCH AND COMMERCIALIZATION
                               (AARC) CORPORATION
                                       AND
                                 CCT CORPORATION


WHEREAS, CCT Corporation, hereinafter referred to as the Company, and the U.S. Department of Agriculture, Alternative Agricultural Research and Commercialization (AARC) Corporation, hereinafter referred to as the AARC Corporation, have a mutuality of interest in continuing to work together to assist the Company in developing and establishing a market for commercializing a biologically based granular matrix pest control products;

NOW, THEREFORE, the parties to the Amendment No. 2 agree to proceed with the restructured repayment agreement stated below, which supersedes the repayment agreement outlined in the original Repayable Cooperative Agreement dated July 1993 (the "Agreement") and Amendment No. 1 dated April 1995.

DELETE SECTIONS C.9 AND C.10 OF THE AGREEMENT AND SECTION C.9(a) OF AMENDMENT 1. ADD THE FOLLOWING SECTION AS SECTION C.9 TO THE AMENDMENT:

         C.9. Repayment terms.

                  (a.) The sum of $237,912 (constituting the total of the $170,530 investment made under the original agreement and the $50,000 made under Amendment 1, plus accrued interest through August 31, 1996) will be deemed paid in full to the AARC Corporation by the Company providing the AARC Corporation with 37,210 shares of the common stock of H.E.R.C. Products Incorporated (calculated by dividing $100,000 by $2.6875, the closing price of the common stock of H.E.R.C. Products Incorporated on September 6, 1996).

(b). In addition, the AARC Corporation shall be entitled to received a royalty payment of two (2) percent of the gross value of the sales of the biological granular matrix pest control product made commencing January 1, 1997. Such royalty will be paid on sales made directly by CCT, or by a CCT licensee of the technology. Such royalty payments will continue until December 31, 2006. Payments will be due on July 15th for sales made from January 1st through June 30th of a calendar year and on January 15th for sales made from July 1st through December 31st of the immediately preceding calendar year. Payments will be made payable to the AARC Corporation and sent to the following address:

                           The AARC Corporation
                           U.S. Department of Agriculture
                           1400 Independence Ave., SW
                           STOP 0401, Rm. 0156 So. Bldg.
                           Washington, D.C.   20250-0401
                           Telephone:  (202) 690-1634
                           (CTE:  Venture Capital Agreement No. 93-AARC-1-0015)

(c). The Company further agrees to pay the AARC Corporation a royalty payment of five (5) percent of gross value of any sale of the biological granular matrix pest control product made to the Federal government that is facilitated by the AARC Corporation or its representatives. Such royalty payments will be made at the time of the transaction.

AMEND SECTION C.12. OF THE AGREEMENT TO READ AS FOLLOWS:

         12. Annual Financial Reports. The Financial Status Report (SF-269A) shall be submitted annually, within thirty (30) days after the reporting period and in accordance with the instructions contained in 7 CFR Part 3015.82 of the Uniform Federal Assistance Regulations, to the:

                           The AARC Corporation
                           U.S. Department of Agriculture
                           1400 Independence Ave., SW
                           STOP 0401, Rm. 0156 So. Bldg.
                           Washington, D.C.  20250-0401
                           Telephone:  (202) 690-1634

AMEND SECTION C.14 OF THE AGREEMENT TO READ AS FOLLOWS:

         14. Performance Monitoring. The Company shall submit annual written performance reports on the project to the Programmatic Contact, commencing with the effective date of the original Agreement. The monitoring of performance for this project may also include on-site reviews.

         All other terms and conditions of the Agreement and Amendment 1, as amended hereby, shall continue in full force and effect, with the exception that the Agreement is changed from a Repayable Cooperative Agreement to a Venture Capital Agreement (NO. 93-AARC-1-0015).
                                                                         Page 15